UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-131131 (Commission File Number)	20-2304161 (I.R.S. Employer Identification No.)
9101 West Sahara, Suite 105-195 Las Vegas, Nevada (Address of Principal Executive Offices)		89117-5772 (Zip Code)

Registrant’s telephone number, including area code:  702-656-4919

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 30, 2007, the Registrant consummated an exchange of shares (the “Share Exchange”) pursuant to an Amended and Restated Agreement for Share Exchange (the “Share Exchange Agreement”) dated as of May 11, 2007 with Gain Dynasty Investments Limited (“Gain Dynasty”).   The Share Exchange Agreement amends, restated, combines and supersedes each of (i) the Agreement for Share Exchange among the Company , Guangdong Taoda Beverage Company Limited (“Guangdong Taoda”) and the shareholder of Guangdong Taoda, dated as of February 13, 2007 and (ii) the Agreement for Share Exchange among the Company and Zhangjiang Taoda Drink Co. Limited, Changchun Taoda Beverage Co. Limited and Shandong Olympic Forward Drink Co. Limited (collectively, the “Taoda Group”) and the shareholder of Taoda Group, dated as of February 16, 2007.  The Share Exchange resulted in the acquisition by the Registrant of the assets and operations of Gain Dynasty. Pursuant to the Share Exchange Agreement, the Registrant issued an aggregate of 59,872,000 shares of its common stock to the following persons: Xu Hong Bin, Ng Tak Kau, Chen Xing Hua, Jin Shu Xing, Deng Hua, Liu Ren Dian and Chen Feng, in exchange for 100% of the equity ownership of Gain Dynasty.

The Registrant has not included the information required by Item 2.01(f) of Form 8-K in this Current Report on Form 8-K.  The Form 8-K containing the information required by Item 2.01(f) of Form 8-K will be filed by the Registrant within four (4) business days of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:

  /s/ Chen Xing Ha

Name: Chen Xing Ha

Title: Chief Executive Officer

Dated: May 30, 2007

3